Exhibit 99.1

QHSLab, Inc. Projects a $7.5 Billion Addressable Market for its Integrated Service Program (ISP) Digital Health Solution Designed For Primary Care

This forecast is based on estimates generated through a recent pilot program and scaled through approximately 250,000 independent primary care practitioners in the United States.

●	National reports indicate that there are over 500 million healthcare patient encounters per year. 52% of all physician office visits are in primary care.

●	QHSLab is poised to become the premier digital health tool addressing specific preventive and chronic care gaps for family and pediatric primary care, especially for the independent and solo provider.

●	A solo primary care doctor can now expect to earn an additional $120,000 per year utilizing QHSLab digital medicine services.

●	QHSLab saves practice time, provides valuable data, improves clinical outcomes, and delivers a much-needed, significant revenue stream for today’s busy primary care practice.

●	Investors should not overlook the vast and pervasive primary care market. There are untapped opportunities to enhance primary care efficiency, improve patient outcomes and garner higher returns on investment through the use of Artificial Intelligence (AI) provided by QHSLab. Some of biggest social and economic gains can come from small changes to large populations, especially when it comes to primary healthcare.

WEST PALM BEACH, FL – (November 14, 2022) (GLOBE NEWSWIRE) – QHSLab, Inc. (the “Company”) (OTCQB: USAQ), a company focused on providing clinicians with tools to leverage proactive, value-based healthcare solutions through emerging digital health and point-of-care technologies, projects a $7.5 Billion addressable market for its Integrated Service Program (ISP), a comprehensive digital health solution designed for today’s primary care physician.

The Integrated Service Program (ISP) by QHSLab reduces the primary care practice’s non-clinical workload and enhances the patient-provider relationship while offering the provider a complete clinical decision support tool based on national and international clinical guidelines. ISP provides patients with increased value through our comprehensive, medically-sound digital health platform, enhancing the physician’s ability to offer a complete evaluation and coordination of health.

“ISP saves practice time, provides valuable data, and simultaneously delivers a much-needed, significant revenue stream for today’s busy primary care practice. For example, our Q-Scale remote mental health screening module for primary and pediatric care has quickly and surprisingly become our most utilized digital health tool, this appears to be related to a recent report from the U.S. Preventive Services Task Force (USPSTF) which has recommended that ALL patients under the age of 65, including children and adolescents aged 8 to 18 years, be screened for depression and anxiety in their primary care appointments..” States Jesus Davila, Project Director for the ISP Initiative at QHSLab, Inc.

QHSLab’s Integrated Service Program (ISP) is now operational and commercially available. National reports indicate that there are over 500 million healthcare patient encounters per year. 52% of all physician office visits are in primary care. Independent physician-owned family practices remain a significant part of the primary care delivery system landscape in the United States. QHSLab is focused on independent medical practices, not hospital systems. Just under 50% or approximately 250,000 providers of all practicing primary care physicians are independent and not employed by health systems or hospitals. Independent physicians remain in control of all their clinical and economic decisions for their patient’s health and medical care. QHSLab, Inc. enables these decision-makers to improve healthcare overall through innovative digital medicine tools.

Primary care Physicians (PCP’s) have the responsibility to make the right decisions when it comes to improving a patient’s health, and the best decisions are made by gathering patient data that includes health history, symptoms (both frequency and severity), medications, lifestyle behaviors, and more.

QHSLab efficiently captures non-face-to-face data, including patient history, symptoms, medication use, and analyzes this data with validated algorithms, providing medical guideline-based suggestions documented to the medical record enhancing patient encounters by freeing up provider time to focus on evaluating the patient signs and talking to the patient about how to improve their health by either treating or counseling the patient, ordering additional tests or referring the patient to other healthcare providers. Follow-up can often be via digital means, especially when linking the previous patient-provided data with clinical observations obtained to determine what the patient should focus on such as changing their environment or their behavior and adhering to prescribed treatments. This is all accomplished via QHSLab and has the best chance of earning patients’ trust, sustaining their engagement, and improving long-term quality of life and satisfaction outcomes.

QHSLab enables the physician practice to extend their face-to-face encounters either in-person or virtually, with non-face-to-face digital health services that assist in their interpretation of their patient’s conditions and adherence to treatment through QHSLab’s digital health assessments and clinical decision support tools. QHSLab is completely agnostic to a practices current EHR or telemedicine service allowing practices to freely change their EHR or telemedicine provider as their needs change - while not interrupting their QHSLab system that serves their entire patient population.

A solo primary care doctor can expect to earn an additional $120,000 per year utilizing QHSLab services. For the average provider, this equates to an additional 20-25% of new income to sustain and grow their practice. QHSLab is projected to earn $40,000 to $75,000 per practice/ provider for providing these new innovative preventive and chronic care services. These estimates are based on the success of its recent pilot program launched in the Florida market. This per-physician customer financial estimate is accretive for QHSLab’s forward earnings when added to the current revenue generated for the Company’s premier allergy service line, AllergiEnd®. AllergiEnd®. is currently generating approximately $10,000 per practice per year. The ISP program propels QHSLab, Inc. to four times current revenue if adopted by the Company’s existing client base alone.

“We’re delighted with the results of our recent pilot program, which provided healthy reimbursements for our physician clients. Beyond that, we’re over the moon with its impact on helping providers better evaluate their patient’s health and disease risk before their office encounters, making today’s healthcare much more efficient. This is true primary care and what Medicare has intended by providing opportunities for primary care doctors to be rewarded for enhancing primary care delivery,” said Troy Grogan, President of QHSLab, Inc. “ While the ISP program is in a pre-launch phase, this is the area to invest resources for the major returns on investment for all involved,” concluded Grogan.

About QHSLab Integrated Service Program (ISP)

The Integrated Service Program (ISP) by QHSLab reduces the practice’s non-clinical workload and enhances the patient-provider relationship while offering the provider a complete clinical decision support tool. ISP provides patients with increased value through our comprehensive, medically-sound digital health platform, enhancing their physician’s ability to offer a complete evaluation of health. ISP saves practice time, provides valuable data, and simultaneously delivers a much-needed, significant revenue stream for today’s busy primary care practice.

For more information, please visit www.qhslab.com/ISP.

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess patient responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also improving the revenues of their practice.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com

https://twitter.com/USAQcorp